Exhibit 10.48

BILL OF SALE

Seller, Strand, Inc., an Illinois corporation, of 2101 West Broadway, Suite 168, Columbia, Missouri 65203, in consideration of One Hundred Eighty-Five Thousand & 00/100 DOLLARS, and other good and valuable consideration, receipt whereof is hereby acknowledged, does hereby sell, assign, transfer and set over to the Buyer, Telecorp Products, Inc., of 205 West Wacker Drive, Suite 1320, Chicago, Illinois 60606, all property and other assets of Strand, Inc. pursuant to that certain Asset Purchase Agreement dated July 11, 2014 between Buyer and Seller.

Seller hereby represents and warrants to Buyer that Seller is the absolute owner of said property, that said property is free and clear of all liens, charges and encumbrances, and that Seller has full right, power and authority to sell said property and to make this Bill of Sale.

If this Bill of Sale is signed by more than one person, all persons so signing shall be jointly and severally bound hereby.

This Bill of Sale is effective end of business, 5:00 PM, CST, July 31, 2014.

IN WITNESS WHEREOF, Seller has signed and sealed this Bill of Sale this 31th day of July, 2014.

Strand, Inc.

By:  /s/ Timothy Beerup

Its:  President

I, the undersigned, a Notary Public in and for said County, in the State aforesaid, CERTIFY THAT Timothy Beerup             , personally known to me to be the same person(s) whose name(s) are subscribed to the foregoing instrument, appeared before me this day in person, and acknowledged that they signed, sealed and delivered the instrument as their free and voluntary act, for the uses and purposes therein set forth.

Given under my hand and notarial seal this   31  st day of July          ,2014.

/s/ KRISTEN NICOLE CZERWONKA
Notary Public

KRISTEN NICOLE CZERWONKA
Notary Public - Notary Seal
State of Missouri
County of Boone
My Commission Expires June 3,2017
Commission# 13489693